Exhibit 99.1 — Press Release of Chesapeake Utilities Corporation, dated February 2, 2015

Filed by Chesapeake Utilities Corporation
Pursuant to Rule 425 under the Securities Act of 1933
Subject Company: Chesapeake Utilities Corporation
Commission File No.: 001-11590
Date: February 2, 2015

FOR IMMEDIATE RELEASE
FEBRUARY 2, 2015

CHESAPEAKE UTILITIES CORPORATION
ANNOUNCES DEFINITIVE MERGER AGREEMENT TO ACQUIRE GATHERCO, INC.

— Transaction Valued at approximately $59.2 million —

Dover, Delaware – Chesapeake Utilities Corporation (NYSE: CPK) (“Chesapeake Utilities” or “Company”) and Gatherco, Inc. (“Gatherco”) today announced that they have entered into a merger agreement, dated as of January 30, 2015 under which Chesapeake Utilities will acquire Gatherco. Upon consummation of the transaction, Gatherco will merge into Aspire Energy of Ohio, LLC (“Aspire Energy”), a wholly-owned subsidiary of Chesapeake Utilities. The transaction was approved by the Gatherco Board of Directors and by Chesapeake Utilities’ Merger and Acquisition Committee. The merger, which is expected to close in the second quarter of 2015, is subject to approval by the Gatherco shareholders. Chesapeake Utilities stockholder approval of the merger is not required. Management expects the transaction to be accretive in 2016 – the first full year of operation following the merger.

The transaction has an aggregate value of approximately $59.2 million, inclusive of the following:

•	$49.8 million in exchange for all outstanding shares of Gatherco common stock, paid as follows:

o 593,005 shares of Chesapeake Utilities common stock, valued at $29.9 million, and o $19.9 million in cash (before payment of certain transaction expenses and escrow deposits);

•	$7.7 million in cash in consideration for cancellation of all outstanding Gatherco stock options; and

•	Assumption of Gatherco’s debt at closing, estimated to be $1.7 million.

Gatherco is a natural gas infrastructure company providing natural gas midstream services. Gatherco was established in 1997 in conjunction with the acquisition of Columbia Gas Transmission’s natural gas gathering assets in Ohio. Gatherco’s assets include 16 gathering systems and over 2,000 miles of pipelines in Central and Eastern Ohio. Gatherco provides natural gas gathering services and natural gas liquid processing services to over 300 producers, and supplies natural gas to over 6,000 customers in Ohio through the Consumers Gas Cooperative (“Cooperative”), an independent entity which Gatherco manages under an operating agreement.

At the close of the transaction, Gatherco, as merged into Aspire Energy, will continue to operate as a separate business unit, reporting to Elaine B. Bittner, Chesapeake Utilities’ Senior Vice President of Strategic Development. “This transaction is a great strategic win for both companies, and meets key goals in Chesapeake Utilities’ strategic plan. Both Chesapeake Utilities and Gatherco value their employees, are committed to excellent customer service, and are dedicated to achieving profitable long-term growth. Chesapeake Utilities will invest additional resources in Gatherco to increase its marketing channels, generate increased opportunities for the Cooperative it manages and attract additional producers to Gatherco’s services. We look forward to building meaningful connections with the local communities in the Ohio region and serving them in the Chesapeake Utilities tradition,” noted Ms. Bittner.

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“We believe this transaction provides growth opportunities that will benefit the shareholders and customers of both companies, along with accretive earnings in the first full year of operation following the merger,” said Michael P. McMasters, President and Chief Executive Officer of Chesapeake Utilities Corporation. “In addition, Gatherco has an established footprint in the Ohio natural gas production area. Over the long term, this may provide opportunities to construct new pipelines to gather and transport natural gas from the production area to the natural gas interstate pipelines that carry gas from the region.”

Tony Kovacevich, President of Gatherco, added, “We have built a very successful company that is positioned for continued growth as the availability, clean burning nature, and economic competitiveness of natural gas continue to increase its use and create opportunities to serve producers in the shale production areas. With Chesapeake Utilities’ resources, Gatherco will be even better positioned to pursue the many growth opportunities in those areas.”

Expected Benefits of the Transaction
The transaction is expected to provide the following benefits:

1.	Investment in new midstream unregulated energy opportunities with higher return potential. Chesapeake Utilities’ current business includes both midstream and downstream natural gas operations. Eastern Shore Natural Gas Company, the Company’s interstate pipeline subsidiary, and Peninsula Pipeline Company, the Company’s Florida intrastate pipeline subsidiary, collectively represented approximately 30 percent and 28 percent of Chesapeake Utilities’ total investment and net income as of the 12 months ended September 30, 2014, respectively. In addition, Chesapeake Utilities has owned and operated several unregulated energy businesses, going back as far as the early 1980s. These unregulated energy businesses have been complementary to the Company’s utility operations and have generated returns higher than traditional regulated returns. The Gatherco transaction is a new unregulated midstream energy opportunity that has the potential to yield higher than traditional regulated returns.

2.	Future Growth Potential. Gatherco, working in tandem with the Cooperative, will be identifying additional opportunities to provide natural gas service to new end use customers that can be served by the Cooperative and which are currently using propane and/or oil. Conversion of these users to natural gas represents an attractive source of potential future growth. Today, the Cooperative serves approximately 6,000 customers with another 150,000 potential customers for possible conversion.

3.	Expansion of footprint into a new geographic territory. Gatherco distributes natural gas to customers in over 40 counties throughout Ohio. The Gatherco acquisition will expand Chesapeake Utilities’ footprint beyond its Delmarva Peninsula and Florida service areas.

4.	Long-term potential. The acquisition of Gatherco positions Chesapeake Utilities in the middle of the shale production area in Ohio. The portion of the shale basin in eastern Ohio is the newest, and therefore least developed, shale play in the U.S. Gatherco has an established footprint in this region. In the longer term, if economic, the footprint may provide Chesapeake Utilities a platform from which to capitalize on this potential opportunity.

Approvals and Timing
The closing of the merger is subject to a number of conditions, including approval by Gatherco shareholders. Chesapeake Utilities will file with the U.S. Securities and Exchange Commission, a registration statement on Form S-4 to register the common stock that Chesapeake Utilities will issue to Gatherco’s shareholders in connection with the merger. The registration statement on Form S-4 will also include a proxy statement relating to the Gatherco shareholder vote. Gatherco anticipates seeking shareholder approval to facilitate closing of the transaction in the second quarter of 2015.

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Conference Call
Chesapeake Utilities will host a conference call on Wednesday, February 4, 2015 at 11:00 a.m. Eastern Time to discuss the transaction. To participate in this call, dial 866.821.5457 and reference the Chesapeake Utilities/Gatherco Transaction Conference Call. To access the audio replay of this call, please visit the link GatherCo Transaction or download the replay on your mobile device by accessing the Audiocast section of the Company’s IR App.

About Chesapeake Utilities Corporation
Chesapeake Utilities Corporation is a diversified energy company engaged in natural gas distribution, transmission and marketing, electricity distribution, propane distribution and wholesale marketing, and other related services. In total, Chesapeake Utilities currently serves approximately 225,000 customers with natural gas, electricity or propane gas. Chesapeake Utilities employs approximately 800 people and posted $35.7 million in net income for the 12 months ended September 30, 2014. Information about Chesapeake Utilities Corporation and the Company’s family of businesses is available at www.chpk.com.

About Gatherco, Inc.
Gatherco, Inc., located in Orrville, Ohio, is a privately held company that has been in operation since 1997. Gatherco employs 30 people and has operations in 40 counties throughout Ohio. Gatherco is a midstream company, providing gathering, gas processing, and gas transportation services for producers with wells in the shallow formations of the Appalachian Basin. Over the past 16 years, Gatherco has expanded its gathering services to now include over 2,000 miles of pipelines serving more than 300 producers.  Additionally, Gatherco has established gas processing services to manage natural gas liquids production, such as propane, from its clients. Gatherco serves as a supplier to Columbia Gas of Ohio, regional marketers of natural gas, and Consumers Gas Cooperative, which has over 6,000 customers.

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Forward-Looking Statements
This document includes statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include statements regarding benefits of the proposed Merger, anticipated future financial operating performance and results, including estimates of growth and expectation that earnings will be accretive in its first full year of operation following the Merger. These statements are based on the current expectations of Chesapeake Utilities’ management. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this document. These risks and uncertainties include the following: Gatherco may be unable to obtain the shareholder approval required for the Merger; conditions to the closing of the Merger may not be satisfied; problems may arise in successfully integrating Gatherco’s business; the Merger may involve unexpected costs or unexpected liabilities, or the tax treatment of or accounting for the Merger may be different from the companies’ expectations; Gatherco’s business may suffer as a result of uncertainty surrounding the transaction; the natural gas industry may be subject to future regulatory or legislative actions that could adversely affect the combined Company; and the combined Company may be adversely affected by other economic, business, and/or competitive factors post-transaction. Additional factors that may affect the future results of Chesapeake Utilities are set forth in its respective filings with the SEC, which are available at CPK SEC Filings. Chesapeake Utilities undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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Additional Information and Where to Find It
In connection with the proposed transaction, Chesapeake Utilities’ registration statement on Form S-4, which will include a proxy statement for Gatherco, a prospectus, and other materials, will be filed with the SEC. WE URGE INVESTORS TO READ THE REGISTRATION STATEMENT AND PROXY STATEMENT/ PROSPECTUS AND THESE OTHER MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CHESAPEAKE UTILITIES, GATHERCO AND THE PROPOSED TRANSACTION. Investors will be able to obtain free copies of the registration statement and proxy statement/prospectus (when available) as well as other filed documents containing information about Chesapeake Utilities at http://www.sec.gov, the SEC’s website. Free copies of Chesapeake Utilities’ SEC filings are also available on Chesapeake Utilities’ website at CPK SEC Filings.

Participants in the Solicitation
Chesapeake Utilities, Gatherco and their respective directors, executive officers, other members of management and employees may be deemed, under SEC rules, to be participants in the solicitation of proxies with respect to the proposed transaction. Information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the registration statement, proxy statement/prospectus and other materials to be filed with the SEC regarding the proposed transaction when it becomes available. Information about the directors and executive officers of Chesapeake Utilities is set forth in the proxy statement for Chesapeake Utilities’ 2014 Annual Meeting of Stockholders, as filed with the SEC on a Schedule 14A on April 3, 2014 and Form 10-K filed with the SEC on March 6, 2014. You may obtain free copies of these documents as described previously.

For more information, contact:

Chesapeake Utilities Corporation

Beth Cooper, Senior Vice President and Chief Financial Officer
Phone:	302. 734. 6799
email:	bcooper@chpk.com

Media Contact:

Mike Stock, Senior Director of Corporate Communications
Phone:	302. 736. 7808
email:	mstock@chpk.com

Gatherco, Inc. Contact:

Tony Kovacevich, President
Phone:	330. 682. 7726
email:	tony@gatherco.com